Exhibit 99.1

CONTACT:	Lewis J. Derbes, Jr.	FOR IMMEDIATE RELEASE
Stewart Enterprises, Inc.
1333 S. Clearview Parkway
Jefferson, LA 70121
504-729-1400
STEWART ENTERPRISES REPORTS INCREASES IN REVENUES, GROSS PROFIT AND
EARNINGS PER SHARE FOR SECOND QUARTER OF 2011
IMPROVES CAPITAL STRUCTURE BY REFINANCING SENIOR NOTES AND AMENDING CREDIT FACILITY
NEW ORLEANS, LA June 8, 2011 . . . Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today its results for the second quarter ended April 30, 2011.
The Company reported an increase in earnings per share to $.11 per diluted share for the quarter ended April 30, 2011, compared to $.09 per diluted share for the quarter ended April 30, 2010. After adjusting net earnings for certain items, as discussed in the table “Reconciliation of Non-GAAP Financial Measures,” the Company reported adjusted earnings per share of $.10 per diluted share for the quarters ended April 30, 2011 and 2010.
Thomas M. Kitchen, President and Chief Executive Officer, stated, “We improved overall revenue, gross profit, net earnings and earnings per share for both our second quarter and year-to-date performance. During the quarter, our operating cash flow remained strong at $20.5 million and we returned $2.7 million to our shareholders through dividends. Our funeral businesses performed well, achieving increases in the average revenue per funeral service and same-store calls, for the second consecutive quarter. These improvements contributed to a 3 percent increase in funeral revenue and a 7 percent increase in funeral gross profit, compared to the second quarter of last year. We also continue to be encouraged by the improvement in our cemetery property sales, which increased 6 percent compared to the second quarter of 2010 and 14 percent compared to the first quarter of 2011. The improvement in cemetery property sales was offset by a reduction in construction on various cemetery projects, resulting in a slight decline in cemetery revenue and gross profit for the quarter. In addition, throughout the quarter, we have devoted additional resources to pursuing various growth initiatives. We expect the investments we are making today will play a critical role in the long-term growth of the Company.”
Mr. Kitchen concluded, “I am pleased with the results of our efforts to further improve our capital structure during the second quarter. During April 2011, we completed a private offering of $200 million 6.50 percent senior notes which will mature in April 2019. We used the net proceeds to repurchase and redeem our outstanding $200 million 6.25 percent senior notes due 2013. In addition, we amended our $95 million revolving credit facility, which was undrawn and scheduled to mature in June 2012, to increase its size to $150 million and extend its maturity date to April 2016. The refinancing of our senior notes and credit facility have significantly extended our debt maturity profile and increased our borrowing capacity at favorable terms. With this increased flexibility, combined with $79 million in cash on hand, we believe the Company is well positioned to respond to future strategic opportunities.”

Highlights of the second quarter include:
•	Generated strong operating and free cash flow of $20.5 million and $17.4 million, respectively;

•	Increased average revenue per funeral service and same-store funeral calls by approximately 1 percent, resulting in a $2 million increase in funeral revenue and a $1 million improvement in funeral gross profit;

•	Achieved a 6 percent increase in cemetery property sales;

•	Experienced improved trust returns with a total return for the second quarter of fiscal year 2011 of nearly 5 percent in the Company’s preneed funeral and cemetery merchandise and services trusts and almost 4 percent in the Company’s perpetual care trusts;

•	Amended our $95 million revolving credit facility, which was undrawn and scheduled to mature in June 2012, to increase its size to $150 million and extend its maturity date to April 2016; and

•	Completed a private offering of $200 million 6.50 percent senior notes due in 2019 and repurchased $194.2 million of the $200 million outstanding 6.25 percent senior notes due in 2013. The Company redeemed the remaining $5.8 million of its outstanding 6.25 percent senior notes in May 2011 at par.
Second Quarter Results
FUNERAL
•	The Company’s same-store funeral operations generated a 1.8 percent increase in average revenue per traditional funeral service and a 4.1 percent increase in average revenue per cremation service. The improvements in average revenue, coupled with a 0.8 percent increase in same-store funeral services, resulted in a $1.9 million, or 2.7 percent, increase in funeral revenue to $72.9 million.
•	Funeral gross profit increased $1.1 million, or 6.5 percent, to $18.0 million for the second quarter of 2011 compared to $16.9 million for the same period of 2010, primarily due to the $1.9 million increase in revenue, as noted above. Funeral gross profit margin improved 90 basis points to 24.7 percent for the second quarter of 2011 from 23.8 percent for the same period of 2010.
•	The cremation rate for the Company’s same-store operations grew to 43.2 percent for the second quarter of 2011 compared to 42.1 percent for the second quarter of 2010.
•	Net preneed funeral sales decreased 6.8 percent during the second quarter of 2011 compared to the second quarter of 2010. While preneed funeral sales decreased from the prior year, the Company’s goal is for preneed funeral sales to exceed preneed maturities. For the second quarter of 2011, preneed funeral sales exceeded preneed deliveries by $3.3 million. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.
CEMETERY
•	Cemetery revenue decreased $0.3 million, or 0.5 percent, to $56.7 million for the second quarter of 2011 from $57.0 million for the second quarter of 2010, primarily due to a $0.9 million decrease in construction during the period on various cemetery projects. In addition, the Company experienced a $0.3 million reduction in finance charges primarily due to reduced interest rates and a $0.3 million increase in the reserve for cancellations. These changes were partially offset by a $1.4 million, or 5.9 percent, improvement in cemetery property sales.
•	Cemetery gross profit decreased $0.6 million, or 7.3 percent, to $7.6 million for the second quarter of 2011 compared to $8.2 million for the same period of 2010. The decrease in cemetery gross profit is primarily due to the decrease in revenue, as noted above, coupled with a slight increase in operating expenses. Cemetery gross profit margin declined 100 basis points to 13.4 percent for the second quarter of 2011 from 14.4 percent for the same period of 2010.

OTHER
•	Corporate general and administrative expenses increased $0.5 million to $6.7 million for the second quarter of 2011 primarily due to spending on various growth initiatives.
•	During the second quarter of 2011, the Company donated land and a building, resulting in a loss on disposition of $0.4 million. The Company recorded a tax benefit for the donation that exceeded the loss.
•	In the second quarter of 2011, the Company recorded a $1.8 million charge for the early extinguishment of debt as a result of the previously mentioned debt refinancing.
•	The effective tax rate for the quarter ended April 30, 2011 was 15.1 percent reduced from 37.1 percent for the same period in 2010. Due in part to the favorable performance of the Company’s trust portfolio, the Company recorded a $2.5 million tax benefit from a reduction in the valuation allowance related to its capital loss carry forward.
•	During the second quarter of 2011, the Company repurchased 0.2 million shares of the Company’s Class A outstanding common stock for approximately $1.3 million under its stock repurchase program.
Year to Date Results
FUNERAL
•	The Company’s same-store funeral operations generated a 1.6 percent increase in average revenue per traditional funeral service and a 4.4 percent increase in average revenue per cremation service. The improvements in average revenue, coupled with a 0.9 percent increase in same-store funeral services, resulted in a $4.1 million, or 2.9 percent, increase in funeral revenue to $146.9 million.
•	Funeral gross profit increased $2.3 million, or 6.4 percent, to $38.5 million for the first six months of 2011, primarily due to the $4.1 million increase in revenue, as noted above. Funeral gross profit margin improved 80 basis points to 26.2 percent for the first six months of 2011 from 25.4 percent for the same period of 2010.
•	The cremation rate for the Company’s same-store operations was 42.5 percent for the first six months of 2011 compared to 41.7 percent for the same period of 2010.
•	Net preneed funeral sales decreased 2.8 percent during the first half of fiscal 2011 compared to the same period of 2010. While preneed funeral sales decreased from the prior year, the Company’s goal is for preneed funeral sales to exceed preneed maturities. For the first half of 2011, preneed funeral sales exceeded preneed deliveries by $2.5 million. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.
CEMETERY
•	Cemetery revenue increased $2.8 million, or 2.6 percent, to $112.1 million for the first six months of fiscal 2011. This increase is primarily due to a $3.5 million, or 7.9 percent, increase in cemetery property sales, partially offset by a $1.1 million decrease in cemetery merchandise delivered.
•	Cemetery gross profit increased $1.4 million, or 9.9 percent, to $15.5 million for the first six months of 2011, primarily due to the $2.8 million increase in revenue, as noted above. Cemetery gross profit margin improved 90 basis points to 13.8 percent for the first six months of 2011 from 12.9 percent for the same period of 2010.
OTHER
•	Corporate general and administrative expenses increased $0.5 million to $13.3 million for the first six months of fiscal 2011 primarily due to spending on various growth initiatives.
•	During the first six months of 2011, the Company donated land and a building, resulting in a loss on disposition of $0.4 million. The Company recorded a tax benefit for the donation that exceeded the loss.
•	Interest expense decreased $0.8 million to $11.5 million during the first six months of fiscal year 2011 primarily due to the significant repurchases of a portion of the Company’s senior convertible notes in the open market that occurred throughout fiscal year 2010.
•	In the first six months of 2011, the Company recorded a $1.8 million charge for the early extinguishment of debt as a result of the previously mentioned debt refinancing.

•	The effective tax rate for the six months ended April 30, 2011 was 35.5 percent compared to 38.3 percent for the same period in 2010. Due in part to the favorable performance of the Company’s trust portfolio, the Company recorded a $3.4 million tax benefit primarily from a reduction in the valuation allowance related to its capital loss carry forward. This benefit was partially offset by a $2.9 million charge to income tax expense in the first quarter of 2011 as a result of the revaluation of its Puerto Rican deferred tax assets due to a change in Puerto Rican tax legislation.
•	During the first six months of 2011, the Company repurchased 1.5 million shares of the Company’s Class A common stock for $9.4 million under its stock repurchase program.
Cash Flow Results and Debt for Total Operations
•	Cash flow provided by operating activities for the second quarter of fiscal year 2011 was $20.5 million compared to $23.7 million for the same period of last year. The decrease in operating cash flow is primarily due to a $1.6 million increase in net state tax payments in the second quarter of 2011 compared to the same period of last year. In addition, in the second quarter of 2010 the Company received a $1.6 million federal refund due to effective tax planning strategies.
•	Cash flow provided by operating activities for the first six months of 2011 was $35.7 million compared to $26.5 million for the same period of last year. The increase in operating cash flow is due in part to an improvement in net earnings, coupled with the timing of trust withdrawals and deposits, partially offset by an increase in net state tax payments.
•	Free cash flow was $17.4 million and $28.5 million for the second quarter and first six months of 2011, respectively, compared to $20.6 million and $20.5 million for the second quarter and first six months of 2010, respectively, primarily due to the changes in operating cash flow, as described above.
•	The Company paid $2.7 million or $.03 per share, and $5.5 million, or $.06 per share, in dividends for the second quarter and first six months of 2011, respectively, compared to $2.8 million, or $.03 per share, and $5.6 million, or $.06 per share, in dividends during the second quarter and first six months of 2010, respectively.
•	In April 2011, the Company completed refinancing transactions which significantly extended its debt maturity profile at favorable terms. The Company completed a private offering of $200.0 million 6.50 percent senior notes due 2019 and repurchased $194.2 million of its $200.0 million outstanding 6.25 percent senior notes due in 2013. The Company redeemed the remaining $5.8 million notes outstanding in May 2011 at par. The Company also amended its $95.0 million revolving credit facility, which was undrawn and scheduled to mature in June 2012, to increase its size to $150.0 million and extend its maturity date to April 2016. The $150.0 million revolving credit facility is currently undrawn.
•	Subsequent to quarter-end, the Company repurchased an additional 0.2 million shares of outstanding Class A common stock for $1.2 million under its stock repurchase program, for a total of 2.4 million shares for $14.6 million since the reinstatement of the stock repurchase program in September 2010. The Company has $11.9 million remaining under its $75.0 million program.
Trust Performance
The following returns include realized and unrealized gains and losses:
•	For the quarter ended April 30, 2011, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 4.8 percent and its perpetual care trusts generated a total return of 3.6 percent, resulting in a 4.5 percent return for the total trust portfolio.
•	For the last twelve months ended April 30, 2011, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an annual total return of 13.1 percent, and its perpetual care trusts generated an annual total return of 10.4 percent, resulting in a 12.3 percent annual return for the total trust portfolio.
•	For the last five years ended April 30, 2011, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an annual total return of 3.3 percent, and its perpetual care trusts generated an annual total return of 4.3 percent, resulting in a 3.6 percent annual return for the total trust portfolio.
•	For the last twelve months ended April 30, 2011, the fair market value of the Company’s portfolio increased $57.4 million to $841.2 million.

Founded in 1910, Stewart Enterprises is the second largest provider of products and services in the death care industry in the United States. The Company currently owns and operates 217 funeral homes and 140 cemeteries in the United States and Puerto Rico. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.
Stewart Enterprises, Inc. will host its quarterly conference call for investors to discuss second quarter results on Thursday, June 9, 2011 at 10 a.m. Central Standard Time. The teleconference dial-in number is 1-888-359-3613. To participate, please call the number at least 15 minutes prior to the call. If you are calling from outside the United States, the dial-in number is 1-719-325-2223. A replay of the call will be available by dialing 1-877-870-5176 (from within the continental United States) or 1-858-384-5517 (from outside the continental United States), and using pass code 2893571 until June 16, 2011, at 10:59 p.m. Central Standard Time. Interested parties will also have the opportunity to listen to the live conference call via the Internet through Stewart Enterprises’ website http://www.stewartenterprises.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available at this website shortly following the conference call and will be available at the website until July 9, 2011.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended April 30,
	2011	2010
Revenues:
Funeral	$72,974	$71,060
Cemetery	56,691	56,973

	129,665	128,033

Costs and expenses:
Funeral	54,926	54,151
Cemetery	49,098	48,802

	104,024	102,953

Gross profit	25,641	25,080
Corporate general and administrative expenses	(6,650)	(6,116)
Hurricane related charges, net	(54)	(32)
Net loss on dispositions	(400)	—
Other operating income, net	448	265

Operating earnings	18,985	19,197
Interest expense	(5,732)	(5,891)
Loss on early extinguishment of debt	(1,811)	—
Investment and other income, net	340	36

Earnings from continuing operations before income taxes	11,782	13,342
Income taxes	1,784	4,954

Earnings from continuing operations	9,998	8,388

Discontinued operations:
Earnings from discontinued operations before income taxes	—	4
Income taxes	—	1

Earnings from discontinued operations	—	3

Net earnings	$9,998	$8,391

Basic earnings per common share:
Earnings from continuing operations	$.11	$.09
Earnings from discontinued operations	—	—

Net earnings	$.11	$.09

Diluted earnings per common share:
Earnings from continuing operations	$.11	$.09
Earnings from discontinued operations	—	—

Net earnings	$.11	$.09

Weighted average common shares outstanding (in thousands):
Basic	90,442	92,113

Diluted	91,066	92,387

Dividends declared per common share	$.03	$.03

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Six Months Ended April 30,
	2011	2010
Revenues:
Funeral	$146,840	$142,780
Cemetery	112,089	109,265

	258,929	252,045

Costs and expenses:
Funeral	108,404	106,600
Cemetery	96,529	95,122

	204,933	201,722

Gross profit	53,996	50,323
Corporate general and administrative expenses	(13,289)	(12,786)
Hurricane related charges, net	(104)	(32)
Net loss on dispositions	(400)	—
Other operating income, net	681	444

Operating earnings	40,884	37,949
Interest expense	(11,468)	(12,347)
Gain (loss) on early extinguishment of debt	(1,811)	17
Investment and other income, net	364	60

Earnings from continuing operations before income taxes	27,969	25,679
Income taxes	9,927	9,830

Earnings from continuing operations	18,042	15,849

Discontinued operations:
Earnings from discontinued operations before income taxes	—	46
Income taxes	—	17

Earnings from discontinued operations	—	29

Net earnings	$18,042	$15,878

Basic earnings per common share:
Earnings from continuing operations	$.20	$.17
Earnings from discontinued operations	—	—

Net earnings	$.20	$.17

Diluted earnings per common share:
Earnings from continuing operations	$.20	$.17
Earnings from discontinued operations	—	—

Net earnings	$.20	$.17

Weighted average common shares outstanding (in thousands):
Basic	90,658	92,082

Diluted	91,125	92,332

Dividends declared per common share	$.06	$.06

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	April 30, 2011	October 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$78,310	$56,060
Certificates of deposit and marketable securities	598	10,000
Receivables, net of allowances	48,836	51,151
Inventories	35,793	35,708
Prepaid expenses	7,671	5,479
Deferred income taxes, net	28,405	28,312
Assets held for sale	—	27

Total current assets	199,613	186,737
Receivables due beyond one year, net of allowances	64,267	67,458
Preneed funeral receivables and trust investments	432,696	414,918
Preneed cemetery receivables and trust investments	226,650	209,287
Goodwill	247,038	247,038
Cemetery property, at cost	387,641	386,004
Property and equipment, at cost:
Land	43,726	43,518
Buildings	342,474	338,237
Equipment and other	194,219	191,428

	580,419	573,183
Less accumulated depreciation	295,205	283,633

Net property and equipment	285,214	289,550
Deferred income taxes, net	92,112	98,025
Cemetery perpetual care trust investments	242,542	230,730
Non-current assets held for sale	—	1,214
Other assets	15,878	11,905

Total assets	$2,193,651	$2,142,866

(continued)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	April 30, 2011	October 31, 2010
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,817	$5
Accounts payable and accrued expenses	24,175	24,797
Accrued payroll and other benefits	13,406	14,311
Accrued insurance	20,850	20,912
Accrued interest	2,018	4,197
Estimated obligation to fund cemetery perpetual care trust	12,633	13,253
Other current liabilities	9,495	12,132
Income taxes payable	698	2,533
Liabilities associated with assets held for sale	—	8

Total current liabilities	89,092	92,148
Long-term debt, less current maturities	315,891	314,027
Deferred income taxes, net	4,906	4,950
Deferred preneed funeral revenue	242,032	243,520
Deferred preneed cemetery revenue	256,364	258,044
Deferred preneed funeral and cemetery receipts held in trust	591,761	554,716
Perpetual care trusts’ corpus	241,576	229,240
Long-term liabilities associated with assets held for sale	—	714
Other long-term liabilities	20,456	20,023

Total liabilities	1,762,078	1,717,382

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 200,000,000 shares; issued and outstanding 87,646,189 and 88,739,140 shares at April 30, 2011 and October 31, 2010, respectively	87,646	88,739
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at April 30, 2011 and October 31, 2010; 10 votes per share convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	536,450	547,319
Accumulated deficit	(196,105)	(214,147)
Accumulated other comprehensive income:
Unrealized appreciation of investments	27	18

Total accumulated other comprehensive income	27	18

Total shareholders’ equity	431,573	425,484

Total liabilities and shareholders’ equity	$2,193,651	$2,142,866

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Six Months Ended April 30,
	2011	2010
Cash flows from operating activities:
Net earnings	$18,042	$15,878
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net loss on dispositions	400	—
(Gain) loss on early extinguishment of debt	1,811	(17)
Premiums paid on early extinguishment of debt	(777)	—
Depreciation and amortization	13,575	13,194
Non-cash interest and amortization of discount on senior convertible notes	2,636	3,046
Provision for doubtful accounts	2,528	2,406
Share-based compensation	1,661	1,500
Excess tax benefits from share-based payment arrangements	(144)	(26)
Provision for deferred income taxes	8,278	8,395
Estimated obligation to fund cemetery perpetual care trust	73	—
Other	(328)	12
Changes in assets and liabilities:
Decrease in receivables	486	754
Increase in prepaid expenses	(2,193)	(2,271)
(Increase) decrease in inventories and cemetery property	(684)	1,106
Federal income tax refunds	—	1,600
Decrease in accounts payable and accrued expenses	(8,524)	(11,501)
Net effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	4,083	5,925
Decrease in deferred preneed funeral revenue	(1,674)	(2,104)
Decrease in deferred preneed funeral receipts held in trust	(1,947)	(6,926)
Net effect of preneed cemetery production and deliveries:
(Increase) decrease in preneed cemetery receivables and trust investments	(3,901)	793
Decrease in deferred preneed cemetery revenue	(1,682)	(5,679)
Increase in deferred preneed cemetery receipts held in trust	3,935	325
Increase in other	42	45

Net cash provided by operating activities	35,696	26,455

Cash flows from investing activities:
Proceeds from sales of certificates of deposit and marketable securities	10,000	250
Purchases of certificates of deposit and marketable securities	(585)	(10,661)
Proceeds from the sale of assets	285	—
Purchase of subsidiaries and other investments, net of cash acquired	(1,809)	—
Additions to property and equipment	(8,762)	(8,366)
Other	54	50

Net cash used in investing activities	(817)	(18,727)

Cash flows from financing activities:
Proceeds of long-term debt	200,000	—
Repayments of long-term debt	(194,190)	(847)
Retirement of common stock warrants	—	(107)
Issuance of common stock	1,199	471
Retirement of call options	—	107
Purchase and retirement of common stock	(9,387)	—
Debt refinancing costs	(4,910)	(38)
Dividends	(5,485)	(5,589)
Excess tax benefits from share-based payment arrangements	144	26

Net cash used in financing activities	(12,629)	(5,977)

Net increase in cash	22,250	1,751
Cash and cash equivalents, beginning of period	56,060	62,808

Cash and cash equivalents, end of period	$78,310	$64,559

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes, net	$3,281	$(430)
Interest	$11,105	$9,728

Non-cash investing and financing activities:
Issuance of common stock to executive officers and directors	$456	$414
Issuance of restricted stock, net of forfeitures	$590	$437

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED APRIL 30, 2011 AND 2010
(Unaudited)
The Company recorded several items during the three and six months ended April 30, 2011 and 2010 that impacted earnings from continuing operations: a loss on early extinguishment of debt, a tax rate change resulting in a decrease in the Company’s deferred tax asset related to Puerto Rico, a tax valuation benefit (charge) for capital losses and non-cash interest expense related to the Company’s senior convertible notes. The Company is presenting adjusted earnings in the table below to eliminate the effects of the specified items.

	Three Months Ended April 30,				Six Months Ended April 30,
	2011		2010		2011		2010
Adjusted Balances are Net of Tax(1)	millions	per share	millions	per share	millions	per share	millions	per share
Consolidated net earnings	$10.0	$.11	$8.4	$.09	$18.1	$.20	$15.9	$.17
Add: Non-cash interest expense on senior convertible notes (2)	0.6	.01	0.7	.01	1.2	.02	1.3	.02

Adjusted consolidated net earnings	$10.6	$.12	$9.1	$.10	$19.3	$.22	$17.2	$.19

Add: Loss on early extinguishment of debt	1.1	.01	—	—	1.1	.01	—	—
Add: Reduction in Puerto Rican deferred tax asset (3)	—	—	—	—	2.9	.03	—	—
Add (subtract): Tax valuation charge (benefit)	(2.5)	(.03)	(0.1)	—	(3.4)	(.04)	0.2	—

Adjusted earnings	$9.2	$.10	$9.0	$.10	$19.9	$.22	$17.4	$.19

(1)	The tax rate associated with the Company’s adjustment related to the loss on the early extinguishment of debt was 38.3 percent for the three and six months ended April 30, 2011.

(2)	Effective November 1, 2009, the Company adopted Financial Accounting Standards Board guidance that relates to the Company’s senior convertible notes, which has been applied retrospectively in the Company’s financial statements. For additional information, see Note 3 of the Company’s Form 10-K for the year ended October 31, 2010. The tax rate associated with the interest expense related to the Company’s senior convertible notes was 38.3 percent and 38.6 percent for the three and six months ended April 30, 2011, respectively. The tax rate associated with the interest expense related to the Company’s senior convertible notes was 37.5 for the three and six months ended April 30, 2010.

(3)	In January 2011, Puerto Rico passed new tax legislation that decreased the top tax rate for businesses from 39 percent to 30 percent. As a result, the Company revalued its previously recorded Puerto Rican deferred tax assets. While the Company will benefit from lower cash taxes in the future, the tax rate change resulted in a one-time $2.9 million, net, non-cash charge to decrease the deferred tax assets related to Puerto Rican operations. For additional information, see Note 15 of the Company’s Form 10-Q for the quarter ended April 30, 2011.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED APRIL 30, 2011 AND 2010
(Unaudited)
Free cash flow is defined as net cash provided by operating activities less maintenance capital expenditures. Management believes that free cash flow is a useful measure of the Company’s ability to make strategic investments, repurchase stock, repay debt or pay dividends (subject to the restrictions in its debt agreements). The following table provides a reconciliation between net cash provided by operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow) and free cash flow for the three and six months ended April 30, 2011 and 2010:

	Three Months Ended		Six Months Ended
Free Cash Flow	April 30,		April 30,
(Dollars in millions)	2011	2010	2011	2010
Net cash provided by operating activities (1)	$20.5	$23.7	$35.7	$26.5
Less: Maintenance capital expenditures	(3.1)	(3.1)	(7.2)	(6.0)

Free cash flow	$17.4	$20.6	$28.5	$20.5

(1)	Cash flow provided by operating activities for the second quarter of fiscal year 2011 was $20.5 million compared to $23.7 million for the same period of last year. The decrease in operating cash flow is primarily due to a $1.6 million increase in net state tax payments in the second quarter of 2011 compared to the same period of last year. In addition, in the second quarter of 2010 the Company received a $1.6 million federal refund due to effective tax planning strategies.

Cash flow provided by operating activities for the first six months of 2011 was $35.7 million compared to $26.5 million for the same period of last year. The increase in operating cash flow is due in part to an improvement in net earnings, coupled with the timing of trust withdrawals and deposits, partially offset by an increase in net state tax payments.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED APRIL 30, 2011 AND 2010
(Unaudited)
EBITDA is defined as earnings plus depreciation, amortization, interest expense and income taxes. EBITDA margins are calculated by dividing EBITDA by revenue.
Management believes that EBITDA is a useful measure for providing additional insight into the Company’s operating performance. Due to the Company’s significant cash investment in preneed activity, management does not view EBITDA as a measure of the Company’s cash flow. Investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies. The following tables provide reconciliations between net earnings (the GAAP financial measure that the Company believes is most directly comparable to EBITDA) and EBITDA for the three and six months ended April 30, 2011 and 2010:

	Three Months Ended		Six Months Ended
EBITDA	April 30,		April 30,
(Dollars in millions)	2011	2010	2011	2010
Consolidated net earnings	$10.0	$8.4	$18.1	$15.9
Add: Depreciation and amortization	6.7	6.6	13.5	13.2
Add: Interest expense	5.7	5.9	11.5	12.3
Add: Loss on early extinguishment of debt	1.8	—	1.8	—
Add: Income taxes	1.8	4.9	9.9	9.8

EBITDA	$26.0	$25.8	$54.8	$51.2

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CAUTIONARY STATEMENTS
This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our goals or forecasts. These risks and uncertainties include, but are not limited to:
•	effects on our trusts and escrow accounts of changes in stock and bond prices and interest and dividend rates;
•	effects of the substantial decline in market value of our trust assets since the third quarter of fiscal year 2008, including:
•	decreased future cash flow and earnings as a result of reduced earnings from our trusts and trust fund management;

•	the potential to realize additional losses and additional cemetery perpetual care funding obligations and tax valuation allowances;
•	effects on at-need and preneed sales of a weak economy;
•	effects on revenue due to the changes in the number of deaths in our markets and recent annual declines in funeral call volume;
•	effects on our revenue and earnings of the continuing national trend toward increased cremation and the increases in the percentage of cremations performed by us that are inexpensive direct cremations;
•	effects on cash flow and earnings as a result of increased costs, particularly supply costs related to increases in commodity prices and fuel costs;
•	effects on our market share, prices, revenues and margins of intensified price competition or improved advertising and marketing by competitors, including low-cost casket providers and increased offerings of products or services over the Internet;
•	risk of loss due to hurricanes and other natural disasters;
•	effects of the call options the Company purchased and the warrants the Company sold on our Class A common stock and the effects of the outstanding warrants on the ownership interest of our current stockholders;
•	our ability to pay future dividends on and repurchase our common stock;
•	our ability to consummate significant acquisitions of or investments in death care or related businesses successfully;
•	the effects on us as a result of our industry’s complex accounting model;
and other risks and uncertainties described in our Form 10-K for the year ended October 31, 2010, filed with the SEC. We disclaim any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.